As filed with the Securities and Exchange Commission on December 4, 1998.

                                                       Registration No. 33-41543
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                                   88-0200415
                      (I.R.S. Employer Identification No.)


                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
          (Address, including zip code, of Principal Executive Offices)


                          SIERRA HEALTH SERVICES, INC.
                             1986 STOCK OPTION PLAN
                            (Full title of the plan)


                            Frank E. Collins, Esquire
                                 General Counsel
                          Sierra Health Services, Inc.
                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
 (Name, address and telephone number, including area code, of agent for service)

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     By the filing of this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 33-41543 (the "Registration Statement") of Sierra Health Services, Inc. (the "Company"), the Company hereby deregisters 174,131 shares of Common Stock, $.005 par value per share, the offer and sale of which pursuant to the Company's 1986 Stock Option Plan (the "Plan") were registered under the Registration Statement, as originally filed with the Commission on July 3, 1991. The 174,131 shares being deregistered hereby represent part but not all of the 1,250,000 shares originally covered by the Registration Statement, and are being deregistered in connection with the transfer of such unused shares to the Company's registration statement on Form S-8, being filed contemporaneously herewith, relating to the 1995 Long-Term Incentive Plan, as amended and restated and certain other plans. After giving effect to the deregistration of shares by this Post-Effective Amendment, 409,524 shares will remain registered and unsold under the Registration Statement (based on Plan information as of July 31, 1998). All share figures relating to the Registration Statement and this Post-Effective Amendment have been adjusted to include shares which became issuable under the Plan as a result of stock splits and stock dividends or similar transactions, since the original filing of the Registration Statement, in accordance with the anti-dilution provisions of the Plan and Rule 416(a) under the Securities Act of 1933, as amended.

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                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on November 11, 1998.

                                      SIERRA HEALTH SERVICES, INC.


                                      By:  /s/ Anthony M. Marlon, M.D.
                                      Anthony M. Marlon, M.D.
                                      Chairman of the Board and
                                      Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  /s/ Anthony M. Marlon, M.D.     Chairman of the Board,       November 11, 1998
Anthony M. Marlon, M.D.           Chief Executive Officer,
                                  and Director (principal executive officer)

  /s/ Erin E. MacDonald           President and Director       November 11, 1998
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Erin E. MacDonald

  /s/ Paul H. Palmer              Acting Chief Financial       November 11, 1998
Paul H. Palmer                    Officer (principal financial officer
                                  and accounting officer)

  /s/ Thomas Y. Hartley           Director                     November 11, 1998
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Thomas Y. Hartley

  /s/ William J. Raggio           Director                     November 11, 1998
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William J. Raggio

  /s/ Charles L. Ruthe            Director                     November 11, 1998
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Charles L. Ruthe